Filed Pursuant to Rule 433 Registration Statement No. __________ Issuer Free Writing Prospectus Dated October __, 2015 R: 242 R: 13 R: 174 Relating to Preliminary Prospectus Supplement Dated October __, 2015 G: 151 G: 43 G: 33 B: 36 B: 76 B: 42 FIG Investor Conference September 17-18, 2018 1

Cautionary Notes and Additional Disclosures CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, descriptions of the financial condition, results of operations, asset and credit quality trends, profitability, projected earnings, future plans, strategies and expectations of Citizens Community Bancorp, Inc. (“CZWI” or the “Company”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “could,” “should” or similar expressions. These forward-looking statements express management’s current expectations or forecasts of future events, and by their nature, are subject to risks and uncertainties. Therefore, there are a number of factors that might cause actual results to differ materially from those in such statements. These uncertainties include conditions in the financial markets and economic conditions generally; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; the risk that the acquisition of United Bank may be more difficult, costly or time consuming or that the expected benefits are not realized; failure to meet closing conditions to the acquisition of United Bank on the expected terms and schedule; the risk that if the acquisition of United Bank were not completed it could negatively impact the stock price and the future business and financial results of the Company; difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; risks posed by acquisitions and other expansion opportunities; changes in federal or state tax laws; litigation risk; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company's performance are discussed further in Part I, Item 1A, "Risk Factors," in the Company's Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission ("SEC") on December 13, 2017 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained herein or to update them to reflect events or circumstances occurring after the date hereof. UNAUDITED PRO FORMA FINANCIAL INFORMATION This presentation contains certain unaudited pro forma information regarding the financial condition and results of operations of the company after giving effect to the acquisition and other pro forma adjustments. The unaudited pro forma information assumes that the acquisition is accounted for under the acquisition method of accounting, and that the assets and liabilities of United Bank will be recorded by CZWI at their respective fair values as of the date the acquisition is completed. The unaudited pro forma balance sheet gives effect to the transaction as if the acquisition had occurred on June 30, 2018. The unaudited pro forma information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of CZWI, which are included in its Annual Report on Form 10-K for the year ended September 30, 2017 and subsequent Quarterly Reports on Form 10-Q. The unaudited pro forma information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. This unaudited pro forma information reflects adjustments to illustrate the effect of the acquisition had it been completed on the date indicated, which are based upon preliminary estimates, to record United Bank’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The unaudited pro forma information also does not consider any potential effects of changes in market conditions on revenues, potential revenue enhancements, or asset dispositions, among other factors. The purchase price allocation reflected in this information is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of United Bank’s assets and liabilities as of the date of the completion of the acquisition. In addition, following the completion of the acquisition, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this presentation. NON-GAAP FINANCIAL MEASURES These slides may contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant's historical or future financial performance. financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Non·GAAP financial measures referred to herein include core earnings, core EPS and ROATCE. Reconciliations of all non·GAAP financial measures used herein to the comparable GAAP financial measures in the appendix at the end of this presentation. 2

CZWI Focus Items ENHANCING THE QUANTITY AND QUALITY OF EARNINGS We are enhancing shareholder value by improving the loan and deposit mix, deepening customer relationships and strengthening other sources of revenue. EXPERTISE IN COMMERCIAL & AG BANKING We take pride in serving small and mid-sized business and Ag operators in our communities with the best professionals, products and process. EXPERIENCED & PROVEN STRATEGIC LEADERSHIP TEAM Our team has over 174 years of banking experience to draw upon with national, regional and community banks. ENTERPRISE PRODUCTIVITY & RISK MANAGEMENT We are leveraging technology to improve productivity and support future growth, while proactively managing operating and credit risk. Source: Company documents 3

Key Market Differentiators • Serving small to mid-sized • Experienced, energetic entrepreneurs leadership team • Responsive professionals • Accountability for doing the • Products to compete vs. big right thing and getting results banks, superior to smaller • Entrepreneurial spirit, winning community banks attitude BUSINESS CULTURE MODEL STRATEGIC GROWTH CREDIT • Loan and deposit growth • Prudent risk taking through prudent M&A • Process driven, transparent • Robust commercial loan • Nimble, centralized approval and deposit growth process • Quality and quantity of • Proactive risk management earnings improving Source: Company documents 4

Execution of Current Business Strategy Total Loans Loans / Deposits $1,000 120% 110% $761 104% $800 $733 103% 102% 99% 99% 100% $574 $600 $470 $451 90% $400 80% $200 70% $0 60% 2014 2015 2016 2017 2018YTD 2014 2015 2016 2017 2018YTD NPAs / Assets(1) Diluted Earnings Per Share 3.0% $1.00 2.5% $0.80 2.0% $0.60 $0.54 $0.52 1.49% $0.48 $0.49 1.5% 1.31% $0.46 $0.40 1.0% 0.62% 0.46% $0.20 0.5% 0.37% 0.0% $0.00 2014 2015 2016 2017 2018YTD 2014 2015 2016 2017 2018YTD (1) Nonperforming assets include nonaccrual loans, accruing loans past due 90 days or more, other real estate owned and other collateral owned Note: Fiscal year end of 9/30, 2018YTD at or for the 9 months ended 6/30/2018 Source: SEC filings; Company documents 5

Execution of Current Business Strategy Net Income ($000) Efficiency Ratio $4,000 90.0% 83.6% 84.7% $3,500 $3,184 79.8% 80.0% 77.4% $3,000 $2,806 74.1% $2,510 $2,573 $2,499 $2,500 70.0% $2,000 $1,500 60.0% $1,000 50.0% $500 $0 40.0% 2014 2015 2016 2017 2018YTD 2014 2015 2016 2017 2018YTD (3) ROAA ROATCE (1) (3) 1.00% 10.0% 0.80% 8.0% 7.3% 0.60% 0.49% 0.45% 0.45% 6.0% 0.40% 4.5% 4.7% 4.4% 4.5% 0.40% 0.34% 4.0% 0.20% 2.0% 0.00% (2) 0.0% 2014 2015 2016 2017 2018YTD 2014 2015 2016 2017 2018YTD (1) Non-GAAP financial measure: see appendix for reconciliations (2) Annualized (3) Return on Average Assets (ROAA); Return on Average Tangible Common Equity (ROATCE) Note: Fiscal year end of 9/30, 2018YTD at or for the 9 months ended 6/30/2018 Source: SEC filings; Company documents 6

Net Income and Diluted EPS . Positive earnings trends . First 9 months of FY 2018 shows impact of Wells acquisition 9 Months 9 Months (In $000’s) Net Income ($000) Diluted EPS $5,000 $1.00 $4,260 $3,873 $0.79 $4,000 $3,563 $3,322 $0.75 $0.67 $3,184 $0.62 $0.62 $2,806 $0.54 $3,000 $2,573 $2,499 $0.52 $0.49 $0.46 $0.50 $2,000 $0.25 $1,000 $0 $- 2015 2016 2017 2018YTD 2015 2016 2017 2018YTD Net Income Core Income EPS Core EPS Core Income and Core EPS are non-GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods. Reconciliation of Core Income and Core EPS to the comparable GAAP financial measure can be found in the appendix of this presentation. These measures should not be viewed as a substitute for operating results determined in accordance with GAAP. Note: Fiscal year end of 9/30, 2018YTD at or for the 9 months ended 6/30/2018 Source: SEC filings; Company documents 7

Citizens Community Bancorp Inc.

Loan Portfolio

- CZWI has transformed its loan portfolio through organic growth and acquisitions
- Change has occurred from a primarily consumer focused portfolio to a diversified mix consisting of commercial real estate, agricultural and commercial business loans
- Credit quality remains a focus in conjunction with loan growth



100%
80%
60%
40%
20%
0%
2013 FY
2014 FY
2015 FY
2016 FY
2017 FY
2018 FQ3
1-4 Family
Cons & Other
C&D - 1-4 Family
C&D - Commercial
Ag. Real Estate
Ag.
HELOC
Owner-Occ. CRE
Investor 1-4
Non-Owner Occ. CRE
C&I
Multifamily

($000s)	2013 FY	2014 FY	2015 FY	2016 FY	2017 FY	2018 FQ3	
1-4 Family	251,831	221,392	178,830	176,362	193,535	166,660	
Cons & Other	173,185	199,155	193,600	195,424	141,596	111,774	
C&D - 1-4 Family	$0	$1,041	$0	$3,924	$6,265	$4,454	
C&D - Commercial	$1,080	$1,093	$6,099	$14,809	$17,196	$14,952	
Ag. Real Estate	0	1,534	2,073	27,997	68,003	70,881	
Ag.	0	1,723	3,718	14,466	23,874	26,367	
HELOC	1,127	1,691	2,433	9,775	52,901	48,642	MRQ
Owner-Occ. CRE	214	2,458	7,176	23,311	56,122	69,723	Yield
Investor 1-4 CRE	4,540	14,941	18,149	32,170	48,351	56,466	4.87%
Non-Owner Occ. CRE	3,368	3,148	10,158	30,813	52,902	79,712	
C&I	154	4,353	10,975	26,062	49,640	69,411	
Multifamily	3,329	14,790	14,869	19,135	26,228	45,707	
Total Gross Loans	$438,828	$467,319	$448,080	$574,248	$736,613	$764,749	

8

Commercial Loan Detail . Commercial loan portfolio well diversified C&I & Own. Occ. CRE C&D CRE 3.4% $139.1 million C&I $140.3 . Total portfolio of $433.2 million at 6/30/2018 16.0% Non-Owner million Occ. CRE . Strong growth in all commercial loan categories 18.4% Owner-Occ. CRE Investor 1-4 Investor 1-4 . Average note size is under $225 thousand 16.1% CRE 13.0% CRE Ag. $56.5 6.1% Multifamily million $160 Ag. Real Estate 10.6% 16.4% $139.1 $140.3 $140 AG Ag $120 C&I & Own. Occ. $97.3 million CRE $105.7 CRE $96.3 $97.2 $100 $91.9 ($M) 2018 FQ3 Investor 1-4 CRE $80 C&D $14.9 $64.8 $56.5 Non-Owner Occ. CRE 79.7 $60 $49.4 $48.4 Investor 1-4 CRE 56.5 $42.5 $40 $31.1 $32.2 Multifamily 45.7 $19.0 $18.2 $18.1 Ag. Real Estate 70.9 $20 $14.9 $6.8 $3.3 $5.8 Ag. 26.4 $0 Owner-Occ. CRE 69.7 2014 FY 2015 FY 2016 FY 2017 FY 2018 FQ3 C&I 69.4 Total Gross Commercial Loans $433.2 Total $44.0 $73.2 $188.8 $342.3 $433.2 Source: Company documents, S&P Global Market Intelligence, bank level regulatory data (call report) 9

Agricultural Loan Detail Agricultural Loan Concentration . Ag accounts for 13% of the total loan portfolio $95.6 million 13% . Current Lending policy limits Agriculture agricultural loan advances to the lesser of 65% of appraised value, or a maximum debt of $4,500 per Other acre $628.6 million 87% Ag Loans by Product Type Ag not primary income Ag Loans by Industry 12% CAFO 3% Operating Line 2% 2% 3% 18% Crop 0% Dairy Term Debt 17% 2% General Agriculture 29% Operating Line Livestock 1% secured by RE Not Defined 70% Real Estate 41% Support Activities for Crop Timber (1) Based on Call Report codes (2) Based on NAICS code on Tax Return (3) Concentrated Animal Feeding Operation Source: Company Documents 10

Deposit Composition 100% . Since 2016 FQ2, demand Demand deposit growth has 80% NOW & significantly outpaced the Other growth of the rest of the 60% Trans. MMDA & portfolio Sav 40% . CDs < CZWI remains focused on a 100k lower cost deposit base 20% CDs > 100k 0% 2016 2016 2017 2017 2017 2017 2018 2018 2018 FQ3 FQ4 FQ1 FQ2 FQ3 FQ4 FQ1 FQ2 FQ3 Deposit Composition - Quarter Lookback ($000) 2016 FQ3 2016 FQ4 2017 FQ1 2017 FQ2 2017 FQ3 2017 FQ4 2018 FQ1 2018 FQ2 2018 FQ3 Demand $89,595 $94,239 $98,337 $99,355 $98,804 $221,761 $226,889 $230,559 $232,319 * NOW & Other Trans. 94 100 112 157 721 1,457 848 1,248 931 MRQ MMDA & Sav 192,210 189,390 177,759 175,942 181,002 228,511 224,780 215,666 213,796 Cost of Deposits CDs < 100k 155,940 137,256 128,716 132,806 127,673 177,659 172,403 187,230 184,560 0.73% CDs > 100k 147,385 136,692 130,188 122,669 110,933 113,116 116,149 113,912 112,929 Total Deposits $585,224 $557,677 $535,112 $530,929 $519,133 $742,504 $741,069 $748,615 $744,536 Source: SEC filings 11

Market Demographics  CZWI operates in diverse markets within the northwestern region of Wisconsin, metro Twin Cities and the Mankato, Minnesota MSA Eau Claire: . Features a broad-based, diverse economy, which is driven by commercial, retail and medical industries Mankato: . The Mankato market also possesses a broad-based, diverse economy Eau Claire Area Employers Mankato Area Employers Source: S&P Global Market Intelligence, eauclairedevelopment.com, greatermankato.com, Google Images 12

Net Interest Margin Analysis 2017 FY YTD June 30, 2018 Average Income/ Average Average Income/ Average ($ Dollars in Thousands) Balance Expense Rates Balance Expense Rates Interest earning assets: Cash and Equivalents 19,368 139 0.72% $ 24,840 $ 191 1.03% Loans $ 568,670 $ 25,826 4.54% 729,253 26,125 4.79% Interest Bearing Deposits 1,922 29 1.51% 7,837 107 1.83% Securities 87,449 1,974 2.26% 113,662 1,834 2.34% Other 5,136 205 3.99% 7,787 277 4.76% Total Interest Earning Assets 682,545 28,173 4.13% 883,379 28,534 4.34% Liabilities: Deposits 510,932 4,299 0.84% 665,481 3,884 0.78% FHLB Advances & Other Borrowings 82,781 1,311 1.58% 115,623 2,287 2.64% Total Interest Bearing Liabilities 593,713 5,610 0.94% 781,104 6,171 1.06% Net Interest Income 22,563 22,363 Net Interest Margin 3.31% 3.41% (1) (1) Fully taxable equivalent. The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 24.5%; annualized Source: SEC filings; Company documents 13

Recent Franchise Expansion  CZWI has been focused on transforming the Company away from a consumer based bank into a commercial focused operation, creating a strengthened franchise value through this process  The proposed acquisition of United Bank is consistent with this strategy, particularly given United’s commercial driven business and close proximity to CZWI’s corporate headquarters  All regulatory approval for the United Bank acquisition has been received 2016 Acquisition of 2 Central Bank branches in northwestern WI: $27.1 million deposits 2016 Acquisition of Community Bank of Northern Wisconsin (Rice Lake, WI): $167 million in assets 2017 Acquisition of Wells Financial Corp. (Wells, MN): $256 million in assets 2018 Proposed acquisition of United Bank (Osseo, WI): $281 million in assets Source: SEC filings; Company documents Note: transaction terms based on announcement, target financials based on 3/31/2018 14

Citizens Community Bancorp Inc.

Proposed Acquisition – United Bank

Transaction Terms

Transaction Value:	$50.7 million
Price / TBV:	171.2%
Price/ LTM EPS:	15.1x
Consideration:	100% Cash
Cost Saves:	40.6%
Transaction Expenses:	$2.2 million (pre-tax)
CDI Created	$2.2 million
Expected Closing:	4th Quarter of Calendar 2018(1)
TBV Earnback Period:	4.4 years(3)
IRR:	38.5%

Financial Highlights – United Bank

	For the Twelve Months Ended			Quarters Ended	
($000)	12/31/15	12/31/16	12/31/17	03/31/18	06/30/18
Balance Sheet					
Total Assets	$248,130	$264,747	$269,890	$280,833	$287,191
Total Loans	$191,451	$202,070	$207,286	$213,747	$202,064
Total Deposits	$213,429	$227,622	$229,040	$239,734	$245,210
Loans/Deposits	89.70%	88.77%	90.50%	89.16%	82.40%
Capital					
Common Equity	$23,938	$25,427	$29,246	$29,612	$30,178
TCE/ TA	9.65%	9.60%	10.84%	10.54%	10.51%
Risked Based Capital	12.40%	12.91%	14.13%	14.10%	15.00%
Tier 1 Capital	11.29%	11.90%	13.21%	13.19%	14.05%
Leverage Ratio	9.98%	9.96%	11.16%	11.14%	10.94%
Profitability Measures					
Net Interest Margin	3.57%	3.49%	3.69%	3.71% (2)	4.11% (2)
Non Interest Income/Avg. Assets	1.42%	1.32%	1.29%	1.21% (2)	1.03% (2)
Non Interest Expense/Avg. Assets	3.32%	3.11%	2.90%	2.94% (2)	3.34% (2)
Efficiency Ratio	68.81%	65.93%	60.51%	62.39%	67.88%
ROAA	0.93%	1.02%	1.20%	1.32% (2)	1.44% (2)
ROAE	9.59%	10.00%	11.52%	12.04% (2)	13.35% (2)
Net Income	$2,190	$2,507	$3,111	$886	$998
Asset Quality					
NPAs/Assets	1.21%	0.84%	0.80%	0.64%	0.53%
NPAs (excl TDRs)/Assets	0.60%	0.33%	0.42%	0.29%	0.35%
NCOs/Avg Loans	0.00%	0.09%	0.05%	0.00%	0.01%
Reserves/Loans	1.22%	1.07%	0.99%	0.97%	1.02%
Reserves/NPAs	77.85%	97.61%	95.42%	114.80%	136.20%

(1) Subject to customary closing conditions
(2) Annualized
(3) Based on offering price of $13.00
Note: transaction terms based on announcement, target financials based on 3/31/2018
Source: FIG Partners, S&P Global Market Intelligence

15

Pro Forma Map CZWI Locations United Locations Note: CZWI Rochester Hills, MI branch not shown Source: S&P Global Market Intelligence 16

Transaction Rationale . Attractive in-market/contiguous market transaction, as United Bank has one Eau Claire branch plus five other “close proximity” locations . Assuming consummation of the proposed acquisition, Company would rank Strategic #2 in deposit market share in Eau Claire County(1) Rationale . Combination consistent with CZWI’s “community banking” growth strategy . Leverages existing local infrastructure for maximum efficiencies . Excellent credit quality due to strong underwriting standards . Low cost deposit base . Comprehensive due diligence process completed . Reviewed specific loans that would be risk rated higher under CZWI criteria Risk . Loan review by CCF credit diligence team Mitigation . Gross estimated credit mark to loans of $2.3 million (1.1%) . Third party review on interest rate mark on loans and deposits (1) Deposit information as of June 30, 2017 17

Citizens Community Bancorp Inc.

Strengthened Market Presence

- With the proposed acquisition of United Bank, CZWI would become the #2 ranked bank in Eau Claire County by deposit market share
- Proposed acquisition of United is consistent with CZWI's strategy of increasing core deposits and continued diversification of loan portfolio
- Increased Eau Claire/Chippewa Valley presence should enable CZWI to pursue additional growth opportunities

Eau Claire, WI

2017 Rank	Institution (ST)	2017 Number of Branches	2017 Total Deposits In Market ($000)	2017 Total Market Share (%)
1	Charter Bankshares Inc. (WI)	1	508,031	23.58
	Pro Forma Entity	4	290,953	13.51
2	Bank of Montreal	3	264,554	12.28
3	U.S. Bancorp (MN)	6	249,130	11.56
4	Associated Banc-Corp (WI)	6	218,551	10.14
5	Wells Fargo & Co. (CA)	3	214,096	9.94
6	Citizens Community Bncp (WI)	3	208,065	9.66
7	Augusta Financial Corp. (WI)	3	114,536	5.32
8	Hayward Bancshares Inc. (WI)	1	108,733	5.05
9	United Bank (WI)	1	82,888	3.85
10	Merchants Financial Group Inc (MN)	1	44,256	2.05
11	NW Bancshares Inc. (WI)	1	33,930	1.57
12	Security Financial Svcs Corp. (WI)	1	33,019	1.53
13	Bremer Financial Corp. (MN)	1	31,981	1.48
14	PFSB Bancorp. Inc. (WI)	1	24,286	1.13
15	Old National Bancorp (IN)	1	9,176	0.43
16	Clayton Bankshares Inc. (WI)	1	8,739	0.41
17	Time FSB (WI)	1	395	0.02
	Total For Institutions In Market	36	2,154,366	

Trempealeau, WI

2017 Rank	Institution (ST)	2017 Number of Branches	2017 Total Deposits In Market ($000)	2017 Total Market Share (%)
1	B & E Investments Inc. (WI)	4	145,986	24.98
2	United Bank (WI)	4	118,590	20.29
3	Lake Shore III Corp. (WI)	1	85,256	14.59
4	Gale Bank Holding Co. (WI)	2	59,839	10.24
5	PFSB Bancorp. Inc. (WI)	2	44,353	7.59
6	Northern Financial Corp. (WI)	1	37,976	6.50
7	Waumandee Bancshares Ltd. (WI)	2	36,752	6.29
8	Firsnabanco Inc. (WI)	2	35,188	6.02
9	Gebsco Inc. (WI)	1	20,442	3.50
	Total For Institutions In Market	19	584,382	

Buffalo, WI

2017 Rank	Institution (ST)	2017 Number of Branches	2017 Total Deposits In Market ($000)	2017 Total Market Share (%)
1	Gebsco Inc. (WI)	4	123,874	41.68
2	Waumandee Bancshares Ltd. (WI)	3	78,767	26.50
3	Dairyland Bank Holding Corp. (WI)	2	74,812	25.17
4	United Bank (WI)	1	19,743	6.64
	Total For Institutions In Market	10	297,196	

Source: S&P Global Market Intelligence

18

United Bank Financial Highlights United would provide CZWI with stable, low cost deposits and… Loans / Deposits % Noninterest-Bearing Deposits Cost of Interest-Bearing Deposits 100.0% 94.8% 40.0% 0.90% 90.5% 34.6% 89.0% 89.7% 88.8% 35.0% 0.78% 90.0% 87.9% 0.80% 29.4% 28.9% 28.3% 82.4% 30.0% 0.70% 80.0% 25.0% 0.60% 0.55% 0.54% 20.2% 20.5% 0.50% 18.4% 0.50% 20.0% 0.42% 0.44% 0.39% 70.0% 0.40% 15.0% 0.30% 10.0% 60.0% 0.20% 5.0% 0.10% 50.0% 0.0% 0.00% 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2018 YTD YTD …the ability to generate significant operating efficiencies YTD Efficiency Ratio Noninterest Exp. / Avg. Assets Avg. Deposits per Branch ($M) ROAA 80.0% 77.3% 4.00% $50.0 1.50% 1.38% 3.74% 3.69% 3.64% 70.9% $45.0 1.20% 68.8% $40.9 70.0% 67.1% 65.3% 3.50% $37.9 $38.2 65.9% 3.32% $40.0 1.02% 1.02% 3.15% $35.6 1.00% 0.92% 0.93% 60.5% 3.11% $35.0 $32.9 $31.3 $30.2 0.77% 60.0% 2.90% 3.00% $30.0 $25.0 0.50% 50.0% 2.50% $20.0 $15.0 40.0% 2.00% $10.0 0.00% 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2018 YTD 2012 2013 2014 2015 2016 2017 2018 Source: S&P Global Market Intelligence YTD YTD YTD Note: 2018 at or for the six months ended 6/30/2018 19

Pro Forma Loans(1) CZWI United Pro Forma(2) Ag Real Cons & C&D Cons & C&D C&D Estate Other Cons & 6.0% Other 3.3% Other 2.5% 7.0% 3.4% 1-4 Fam 1-4 Fam Ag Real 12.3% 20.2% 14.6% 1-4 Fam Ag 14.4% 4.6% Estate Ag Real 21.8% 8.8% Estate Ag 9.3% C&I HELOC 3.3% 3.7% 11.4% HELOC Ag 5.7% 3.4% HELOC C&I 6.4% 9.6% OwnOcc C&I Multi- OwnOcc CRE OwnOcc 9.1% Family Multi- CRE 28.6% Other Investor CRE Multi- 4.2% Investor Family Other Investor 9.1% Other CRE 1-4 13.2% Family 1-4 5.6% CRE 1-4 CRE 11.8% 5.8% 6.0% 10.4% 7.4% 17.1% 0.0% Total Loans: $761 million Total Loans: $202 million Total Loans: $961 million C&D C&D C&D 21% 38% 34% Concentration: Concentration: Concentration: CRE CRE CRE 150% 142% 199% Concentration: Concentration: Concentration: NPAs / Assets:(3) 1.31% NPAs / Assets:(1) 0.53% NPAs / Assets:(1) 1.11% (1) As of June 30, 2018 (2) Includes purchase accounting adjustments (3) Nonperforming assets include nonaccrual loans, accruing loans past due 90 days or more, other real estate owned and other collateral owned Source: SEC filings; S&P Global Market Intelligence, bank level regulatory data (call report) 20

Pro Forma Deposits(1) CZWI United Pro Forma CDs > CDs < $100k $100k 4.4% 6.0% MMDA & Non Int. CDs > CDs > Sav Bearing $100k Non Int. $100k 11.0% 3.5% Bearing 15.2% 12.5% NOW 19.7% Accts Non Int. CDs < 20.3% $100k CDs < Bearing 46.1% 20.1% NOW $100k NOW Accts 24.8% Accts 25.2% 40.0% MMDA & MMDA & Sav Sav 22.5% 28.8% Deposits: $745 million Deposits: $245 million Deposits: $990 million MRQ Cost of MRQ Cost of MRQ Cost of 0.73% 0.54% 0.68% Deposits: Deposits: Deposits: Loans / Loans / Loans / 102% 82% 97% Deposits: Deposits: Deposits: Non CDs / Non CDs / Non CDs / 60% 90% 67% Deposits: Deposits: Deposits: (1) As of June 30, 2018 Note: Does not include any purchase accounting adjustments Source: S&P Global Market Intelligence, bank level regulatory data (call report) ; SEC filings 21

Citizens Community Bancorp Inc.

Pro Forma Balance Sheet

Pro Forma Merger Model Analysis

Pro Forma Balance Sheet

Dollars in thousands, except per share data

Pro Forma Balance Sheet:	CZWI	United Bank	Est. Fair Value Adjustments	Estimated M&A Adjustments	Assumed Conversion of Preferred Equity (1)	Total Adjustments	Pro Forma
	6/30/18	6/30/18					
Cash and equivalents	$ 35,891	$ 45,817	$ -	-	-	-	$ 81,708
Investments	131,373	28,252	-	-	-	-	159,625
Total loans held for investment	761,087	201,730	(2,257) a	-	-	(2,257)	960,560
Loan loss reserve	(6,458)	(2,058)	2,058 b	-	-	2,058	(6,458)
Loans held for sale	1,778	334	-	-	-	-	2,112
Goodwill	10,444	-	-	18,873 g	-	18,873	29,317
Core deposit and other intangibles	4,966	-	-	2,289 h	-	2,289	7,255
Foreclosed & repossessed assets, net	5,392	101	-	-	-	-	5,493
Net deferred tax asset	-	-	(166) c	(124) i	-	(290)	(290)
Other assets	30,597	13,015	818 d	-	-	818	44,430
Total Assets	$ 975,070	$ 287,191	$ 453	$ 21,038	-	$ 21,491	$ 1,283,752
Total deposits	$ 744,536	$ 245,210	$ (40) e	$ -	-	$ (40)	$ 989,706
Short and long term borrowings	87,059	10,343	-	52,939 f	-	52,939	150,341
Trust preferred securities	-	-	-	-	-	-	-
Other liabilities	8,264	1,460	-	-	-	-	9,724
Total Liabilities	$ 839,859	$ 257,013	$ (40)	$ 52,939	-	$ (52,899)	1,149,771
Preferred equity	61,289	-	-	-	(61,289)	(61,289)	-
Common equity	73,922	30,178	493	(31,901)	61,289	29,881	133,981
Total Equity	$ 135,211	$ 30,178	$ 493	$ (31,901)	-	$ (31,408)	$ 133,981
Total Liabilities and Equity	$ 975,070	$ 287,191	$ 453	$ 21,038	-	$ 21,491	$ 1,283,752
Balance Sheet:							
TCE (1)	58,512						97,409
Shares Outstanding	5,902,481						10,902,481
TBVPS (1)	$9.91						$8.93
Regulatory Capital Ratios:							
TCE/ TA (1)	6.1%	10.5%					7.8%
Leverage Ratio	13.1%	10.9%					8.4%
CET1 Ratio	8.3%	14.0%					10.5%
Tier 1 RBC Ratio	16.7%	14.0%					10.5%
Total RBC Ratio	19.6%	15.0%					12.8%

(1) Non-GAAP financial measure; see appendix for reconciliations

Note: Assumes conversion of the Series A Preferred Stock to Common Stock. The conversion of the Series A Preferred Stock is subject to stockholder approval, for which a meeting has been scheduled for September 25, 2018.

Note: See footnotes on page 23 for additional detail.

22

Pro Forma Balance Sheet Footnotes Footnotes a. Loan fair value adjustment b. Elimination of loan loss reserve c. Net DTL related to fair value purchase marks d. Fixed asset fair value adjustment e. Deposit fair value adjustment f. $50.7 million cash consideration plus $2.2 million of transaction related expenses g. Goodwill created h. Core deposit intangible created i. Net DTL created from $448 thousand DTA from transaction expenses plus $572 thousand DTL from CDI created 23

Franchise Transformation Since 9/30/2016 CZWI 9/30/2016 CZWI pro forma United 6/30/2018  Improved loan composition Cons & Other Commerci HELOC 12.3% . Commercial, CRE, and al, CRE, & 5.7% Consumer Ag. Related loans grow Ag. & Other Related Loans from 34% of total loans Commercial, 34.0% 33.6% 1-4 Fam CRE, & Ag. at 9/30/2016 to 62% on 20.2% a pro forma basis with Related the acquisition of United HELOC 61.8% Bank 1.7% 1-4 Fam MRQ Yield: 30.7% MRQ Yield: 4.65% 4.77%  Improved core Non Int. Non Int. deposit composition Bearing Bearing NOW Accts 17.4% 19.7% . 0.0% CDs Transaction oriented/ non- 32.6% CD accounts grow from CDs 48.9% Deposits 51% of total deposits at z 9/30/2016 to 67% on a pro MMDA & NOW Accts forma basis with the Sav 25.2% acquisition of United Bank 33.7% MMDA & Sav MRQ Cost: MRQ Cost: 22.5% 0.84% 0.68% Source: SEC filings; S&P Global Market Intelligence, bank level regulatory data (call report) 24

Citizens Community Bancorp Inc.

Disciplined Acquisition Strategy

- Strategic consolidation of community banks
  - Provides scale and operating efficiencies
  - Adds experienced and knowledgeable banking talent
  - Opportunity to continue commercial loan growth
  - Opportunity to drive down cost of funds
  - Adds portfolios of seasoned loans
- Maintain disciplined approach
  - Low loan to deposit ratio
  - Low-cost deposit funding
  - Attractive market share
  - Compelling noninterest income
- Enhance the performance of acquired banks
  - Developed core competency evaluating, structuring, acquiring and integrating target banks
- Target markets – Select Midwest Markets
  - Wisconsin – Northwestern/Western/North Central
  - Minnesota – Areas in or in close proximity to micropolitan or metropolitan markets
  - Iowa – Northern Iowa only
- Size Criteria
  - Banks with assets between $100 million and $1.0 billion
- There are 162 banks within our target markets that meet our size criteria

Areas of Potential Acquisition Opportunities


CZWI Locations
United Locations
Potential Markets
Duluth
Superior
Rice Lake
Eau Claire
Wausau
Minneapolis
St. Paul
Mankato
Mason City
La Crosse
Winona
Rochester

	Total Banks	Median Asset Size
Banks $100M-$250M	100	$165,176
Banks $250M-$500M	51	$357,863
Banks $500M-$1.0B	11	$681,762

Source: FIG Partners, S&P Global Market Intelligence

25

Highlights  CZWI’s proposed acquisition of United would be transformative for the Company and would establish CZWI as #2 in deposit market share in Eau Claire County  CZWI is expected to cross the $1.0 Billion in assets threshold which should lead to greater market capitalization and potential for improved trading liquidity post offering  Post acquisition, CZWI would have approximately $1.2 billion in assets and rank as the largest community bank headquartered in the Chippewa Valley Region / Greater Eau Claire market  CZWI has positioned itself to effectively compete and profitably offer community banking products and services in the Micropolitan, Metropolitan and Rural Demographic markets in which the Bank operates  Proposed acquisition would provide CZWI with a stable low cost deposit base for organic growth opportunities in the Bank’s key markets  Experienced and successful leadership team  Potential future M&A opportunities  Continued pursuit of low cost deposits through organic growth and M&A activity  Strong credit quality  Proactive risk management 26

Appendix 28

Reconciliation of Non-GAAP Financial Measures Reconciliation of GAAP Earnings and Core Earnings (non-GAAP): FY2015 FY2016 FY2017 FQ3-18 (Dollars in Thousands, except share data) GAAP pre-tax earnings $ 4,420 $ 3,859 $ 3,822 $ 4,774 Merger related costs (1) 0 701 1,860 332 Branch closure costs (2) 614 839 951 24 Settlement proceeds (3) 0 0 (283) 0 FHLB borrowings prepayment fee (4) 0 0 104 0 Core earnings before income taxes (5) 5,034 5,399 6,454 5,130 Provision for income tax on core earnings (6) 1,712 1,836 2,194 1,257 Core earnings after income taxes (5) $ 3,322 $ 3,563 $ 4,260 $ 3,873 GAAP diluted earnings per share, net of tax $ 0.54 $ 0.49 $ 0.46 $ 0.52 Merger related costs, net of tax - 0.09 0.23 0.05 Branch related costs, net of tax 0.08 0.09 0.12 - Settlement proceeds - - (0.03) - FHLB borrowings prepayment fee - - 0.01 - Tax Cuts and Jobs Act of 2017 tax provision (7) - - - 0.05 Core diluted earnings per share, net of tax $ 0.62 $ 0.67 $ 0.79 $ 0.62 Average diluted shares outstanding 5,239,943 5,257,304 5,378,548 6,082,543 29

Reconciliation of Non-GAAP Financial Measures (1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other noninterest expense in the consolidated statement of operations. (2) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations. In addition, other non-interest expense includes costs related to the reduction in valuation of the Ridgeland branch office in the fourth quarter of fiscal 2017. (3) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage Backed Security (RMBS) claim. This JP Morgan RMBS was previously owned by the Bank and sold in 2011. (4) The prepayment fee to restructure our FHLB borrowings is included in other non-interest expense in the consolidated statement of operations. (5) Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. (6) Provision for income tax on core earnings is calculated at 24.5% for the three months ended December 31, 2017 and at 34% for all quarters in the prior fiscal year, which represents our federal statutory tax rate for each respective period presented. (7) As a result of the Tax Cuts and Jobs Act of 2017, we recorded a one-time net tax provision of $275 in the first quarter of 2018, which is included in provision for income taxes expense in the consolidated statement of operations. 30

Reconciliation of Non-GAAP Financial Measures Return on Average Tangible Common Equity (ROATCE) (In thousands except ROATCE) 2014 2015 2016 2017 2018 YTD Common Equity $ 58,019 $ 61,453 $ 64,544 $ 73,483 $ 73,922 Less: Goodwill - - (4,663) (10,444) (10,444) Less: Core Deposit and other intangibles (161) (104) (5,449) (5,449) (4,966) Tangible Common Equity (TCE) $ 57,858 $ 61,349 $ 54,432 $ 57,590 $ 58,512 Average Tangible Common Equity $ 55,913 $ 59,604 $ 57,891 $ 56,011 $ 58,051 Net Income (annualized for 2018 YTD) $ 2,510 $ 2,806 $ 2,573 $ 2,499 $ 4,245 ROATCE 4.5% 4.7% 4.4% 4.5% 7.3% Proforma Tangible Book Value Per Share (TBVPS) CZWI Pro Forma Total Equity $ 135,211 $ 133,981 Less: Preferred equity (61,289) - Less: Goodwill (10,444) (29,317) Less: Core deposit and intangibles (4,966) (7,255) Tangible Book Value (TBV) $ 58,512 $ 97,409 Shares outstanding 5,902,481 10,902,481 TBVPS $ 9.91 $ 8.93 Proforma Tangible Common Equity /Tangible Assets CZWI Pro Forma Tangible Common Equity (TCE) $ 58,512 $ 97,409 Total Assets $ 975,070 $ 1,283,752 Less: Goodwill (10,444) (29,317) Less: Core Deposit and other intangibles (4,966) (7,255) Tangible Assets (TA) $ 959,660 $ 1,247,180 TCE/TA 6.1% 7.8% 31